SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                               GENTA INCORPORATED
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                               Genta Incorporated
                                Two Connell Drive
                           Berkeley Heights, NJ 07922
                                  908-286-9800

                                                                    May 27, 2003

Dear Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Genta Incorporated on Wednesday, June 25, 2003 at 11:00 a.m., local time, at the Hotel Westminster, 550 West Mount Pleasant Avenue, Livingston, New Jersey.

      The accompanying Notice of Annual Meeting of Stockholders outlines the matters to be brought before the meeting and the accompanying proxy statement discusses these matters in detail. The notice and the proxy statement have been made a part of this invitation.

      Whether or not you intend to be present at the meeting, please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed envelope to which no postage need be affixed if mailed in the United States. If you have any questions or need assistance in completing the proxy, please contact, Mr. Brian McCloskey, Genta's Corporate Controller, at the number above.

      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 is also enclosed.

      The Board of Directors and Management look forward to seeing you at the meeting.

                                        Sincerely yours,

                                        /s/ Raymond P. Warrell, Jr., M.D.

                                        Raymond P. Warrell, Jr., M.D.
                                        Chairman and CEO

                               GENTA INCORPORATED
                                Two Connell Drive
                           Berkeley Heights, NJ 07922
                                  908-286-9800

                                ---------------

                    Notice of Annual Meeting of Stockholders
                            to be held June 25, 2003

                                ---------------

      Notice is hereby given that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Genta Incorporated (the "Company") will be held on Wednesday, June 25, 2003 at 11:00 a.m., local time, at the Hotel Westminster, 550 West Mount Pleasant Avenue, Livingston, New Jersey, for the following purposes:

      1.    To elect the entire Board of Directors of the Company.

      2. To vote upon a proposal to approve an increase in the number of shares of Common Stock authorized for issuance under the Genta Incorporated 1998 Stock Incentive Plan (the "1998 Plan").

      3. To vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.

      4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      Only stockholders of record at the close of business on May 1, 2003, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                        By Order of the Board of Directors,

                                        /s/ William P. Keane

                                        William P. Keane
                                        Chief Financial Officer
                                        and Secretary

May 27, 2003

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.
--------------------------------------------------------------------------------

                               GENTA INCORPORATED
                                Two Connell Drive
                           Berkeley Heights, NJ 07922
                                  908-286-9800

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

      This Proxy Statement is being furnished to the stockholders of Genta Incorporated, a Delaware corporation (the "Company"), in connection with the 2003 Annual Meeting of Stockholders of the Company to be held on Wednesday, June 25, 2003 at 11:00 a.m., local time, at the Hotel Westminster, 550 West Mount Pleasant Avenue, Livingston, New Jersey, and at any adjournments thereof (the "Annual Meeting"). Execution and return of the enclosed Proxy are being solicited by and on behalf of the Board of Directors of the Company (the "Board"). The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication. The Company may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by the Company.

                          VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

      Only stockholders of record at the close of business on May 1, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of May 1, 2003, 74,346,164 shares of the Company's common stock, par value $.001 per share ("Common Stock") were issued and 73,901,964 shares were outstanding. In addition, as of May 1, 2003, the Company had 260,500 shares of Series A convertible preferred stock, par value $.001 per share ("Series A Preferred Stock"), outstanding and entitled to notice of the Annual Meeting. Holders of the shares of Series A Preferred Stock, however, are not entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

      All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted FOR the election of the nominees named herein and FOR each other proposal described in the attached Notice of Annual Meeting of Stockholders. A stockholder may revoke his or her proxy at any time before it is exercised by written notice to the Secretary of the Company, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting.

      Election as a director requires a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Each other proposal described in the attached Notice of Annual Meeting of Stockholders requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting, except that the proposal to amend the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock.

      For the purpose of determining the vote required for approval of matters to be voted on at the Annual Meeting, abstentions and broker non-votes will be counted as shares that are present for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of a nominee or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will have the effect of a negative vote. With regard to proposals other than the election of directors, broker non-votes will have no effect on the outcome of such proposals. "Broker non-votes" occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

      At April 25, 2003, the Board consisted of eight directors. The nominees for director at the Annual Meeting will be elected to serve for a term of one year expiring at the next annual meeting of stockholders and until such director's successor shall have been elected and qualified.

      The Board has nominated Raymond P. Warrell, Jr., M.D., Jerome E. Groopman, M.D., Betsy McCaughey, Ph.D., Daniel D. Von Hoff, M.D., Harlan J. Wakoff, Douglas G. Watson, Michael S. Weiss and Patrick J. Zenner for election as directors to serve until the 2004 annual meeting of stockholders. All nominees are currently members of the Board of Directors of the Company.

      Each nominee has expressed his or her willingness to serve as a director if elected, and the Company knows of no reason why any nominee would be unable to serve. If a nominee is unable to serve as a director, the Proxies may be voted for one or more substitute nominees to be designated by the Board, or the Board may decide to reduce the number of directors.

      Set forth below is certain information with respect to each nominee for director, each of whom is currently serving as a director of the Company.

Nominees for Election at the Annual Meeting

      Raymond P. Warrell, Jr., M.D., 53, has been President, Chief Executive Officer and a member of the Board of Directors of the Company since December 1999 and Chairman since January 2001. From 1980 to 1999, he was associated with the Memorial Sloan-Kettering Cancer Center in New York, where he held tenured positions as Member, Attending Physician, and Associate Physician-in-Chief, and with the Joan and Sanford Weill Medical College of Cornell University, where he was Professor of Medicine. Dr. Warrell also has more than 20 years of development and consulting experience in pharmaceuticals and biotechnology products. He was a co-founder and chairman of the scientific advisory board of PolaRx Biopharmaceuticals, Inc., manufacturers of Trisenox , a drug for the treatment of acute promyelocytic leukemia, which was acquired by Cell Therapeutics, Inc in January 2000. Dr. Warrell holds or has filed numerous patents and patent applications for biomedical therapeutic or diagnostic agents. He has published more than 100 peer-reviewed papers and more than 240 book chapters and abstracts, most of which are focused upon drug development in neoplastic diseases. Dr. Warrell is a member of the American Society of Clinical Investigation, the American Society of Hematology, the American Association for Cancer Research, and the American Society of Clinical Oncology. Among many awards, he has received the U.S. Public Health Service Award for Exceptional Achievement in Orphan Drug Development from the Food and Drug Administration ("FDA"). Dr. Warrell is married to Loretta M. Itri, M.D., a Genta Executive Officer.

      Jerome E. Groopman M.D., 51, has been a member of the Company's Board of Directors since November 2002. Dr. Groopman, who is Professor of Medicine and Chief of Experimental Medicine at the Beth Israel Deaconess Medical Center in Boston, also holds the Dina and Raphael Recanati Chair of Medicine at Harvard. Dr. Groopman has an extensive record of achievement in basic and clinical research related to cancer, hematology, and HIV infection. He has served on the Advisory Council to the National Heart, Lung and Blood Institute for AIDS-related diseases. He was Chairman of the Advisory Committee to the FDA for Biological Response Modifiers. In 2000, Dr. Groopman was elected to the Institute of Medicine of the National Academy of Sciences. Dr. Groopman also serves on many scientific editorial boards and has authored and published more than 150 scientific articles. Recently, he has written two books related to the devastating personal impact of disease in people afflicted with AIDS and cancer entitled, "The Measure of Our Days," and "Second Opinions: Stories of Intuition and Choice in the Changing World of Medicine." Among other periodicals, he is a frequent contributor to The New Yorker magazine, where he is staff writer on medicine and biology.

      Betsy McCaughey, Ph.D., 54, has been a member of the Company's Board of Directors since June 2001. Dr. McCaughey is a nationally recognized expert on health care. Dr. McCaughey has had a distinguished academic career as a faculty member at Columbia University and as John M. Olin Fellow at the Manhattan Institute. In the mid 1990s, she received broad recognition for her analysis of the Clinton health care plan. In 1995, she was elected Lieutenant Governor of New York, and was a candidate for Governor in 1998. As Lieutenant Governor, she drafted legislation dealing with Medicaid reform, clinical trials access, hospital financing, and insurance reform. She is currently an Adjunct Senior Fellow at the Hudson Institute and is a frequent commentator on the future of the health care industry. Dr. McCaughey has authored numerous articles on health insurance, medical innovation, government regulation and public policy, which have appeared in publications such as The Wall Street Journal, New Republic, The New York Times, and U.S. News and World Report.

      Daniel D. Von Hoff, M.D., F.A.C.P., 55, has been a member of the Company's Board of Directors since January 2000. He is currently Professor of Medicine, Molecular and Cellular Biology and Pathology, and Director of the Arizona Cancer Center at The University of Arizona in Tucson. Dr. Von Hoff is also Chief Scientific Officer for US Oncology. From 1985 through 1999, he was a professor at the University of Texas Health Science Center at San Antonio. From 1994 through 1999, he was also an adjunct scientist at the Southwest Foundation for Biomedical Research. Dr. Von Hoff has published more than 493 papers, 122 book chapters, and more than 832 abstracts. Dr. Von Hoff is the past President of the American Association for Cancer Research, a Fellow of the American College of Physicians, and a member and past board member of the American Society of Clinical Oncology. He is a founder and board member of ILEX(TM) Oncology, Inc. (ILXO, Nasdaq). Dr. Von Hoff has also served as a consultant to a number of biopharmaceutical companies engaged in oncology drug development. He is founder and the Editor Emeritus of Investigational New Drugs -- The Journal of New Anticancer Agents; Co-Editor of ONE (ONcology Economics), and, Editor of Molecular Cancer Therapeutics.

      Harlan J. Wakoff, 36, has been a member of the Company's Board of Directors since September 1997. Mr. Wakoff is a Managing Director in the Mergers & Acquisitions Group at J.P. Morgan Securities Inc. From 1996 to 1999 Mr. Wakoff was a Vice President of the Media and Entertainment Investment Banking Group at ING Baring Furman Selz LLC. He was previously affiliated with the investment banking groups at NatWest Markets from January 1995 to June 1996 and Kidder Peabody & Co. from August 1993 to January 1995.

      Douglas G. Watson, 58, has been a member of the Company's Board of Directors since April 2002. Prior to taking early retirement in 1999, Mr. Watson's career spanned 33 years with Geigy/Ciba-Geigy/Novartis, during which time he held a variety of positions in the U.K., Switzerland and the U.S. From 1986, he was President of Ciba US Pharmaceuticals Division until 1996, when he was appointed President & CEO of Ciba-Geigy Corporation. During this ten-year period, Mr. Watson was an active member of the Pharmaceutical Research & Manufacturers Association ("PhRMA") board in Washington, DC. Mr. Watson became President & CEO of Novartis Corporation in 1997 when the merger of Ciba-Geigy & Sandoz was approved by the Federal Trade Commission. Mr. Watson is currently Chairman of OraSure Technologies Inc. He also serves as a director on the boards of Engelhard Corporation and Dendreon Corporation, as well as a number of privately held biotech companies.

      Michael S. Weiss, 37, has been Vice Chairman of the Company's Board of Directors since May 1997 and was appointed Lead Director in November 2002. Mr. Weiss is Chairman of Access Oncology, Inc., a cancer-focused oncology development and marketing company he founded and for which he served as CEO from 1999 to 2002. He was recently appointed Chairman and CEO of Keryx Biopharmaceuticals, a drug development company focused on therapies for cancer and diabetes. From 1993 until April 1999, Mr. Weiss was Senior Managing Director of Paramount Capital, Inc. and the Aries Funds. Previously, Mr. Weiss was an attorney with Cravath, Swaine & Moore.

      Patrick J. Zenner, 56, has been a member of the Company's Board of Directors since December 2001. Mr. Zenner is a 31-year veteran of the pharmaceutical industry and spent his entire career at Hoffmann-La Roche. During his first 12 years, he held positions of increasing responsibility in sales, marketing, health care economics, public policy and governmental affairs. In 1982, he became Vice-President and General Manager of Roche Laboratories, and subsequently Director and Head of Global Pharma Marketing, Project Development and Regulation in Basel, Switzerland. In 1988, he became Senior Vice President, Pharmaceuticals Division and a member of the Board of Directors. From 1993 until his retirement in 2001, he served as President and CEO of Hoffmann-La Roche, Inc., North America. Mr. Zenner currently serves on the Boards of Geron, Inc., Praecis Pharmaceuticals, Inc., Dendrite International, Inc, ArQule Inc., First Horizon Pharmaceutical Corp., West Pharmaceutical Services, CuraGen Corp. and Xoma Ltd. He has also served as a member of the Board and the Executive Committee of both the PhRMA and the Biotechnology Industry Organization (BIO).

      The Board of Directors unanimously recommends a vote for each nominee.

                                 PROPOSAL TWO


           APPROVAL OF INCREASE IN SHARES OF THE GENTA INCORPORATED
                           1998 STOCK INCENTIVE PLAN

     On April 16, 2003, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan") that would increase the total number of shares of Common Stock authorized for issuance under the 1998 Plan from 15,600,000 shares to 17,000,000 shares, an increase of 1,400,000 shares. The Board of Directors has directed that the proposal to increase the number of shares of Common Stock authorized for issuance under the 1998 Plan be submitted to the Company's stockholders for their approval.

     The Board of Directors believes that the availability of the additional 1,400,000 shares under the 1998 Plan is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers and employees essential to the success of the Company (whether through acquisitions or otherwise) and in aligning their long term interests with those of the stockholders. The increase in the number of shares of Common Stock reserved for issuance under the 1998 Plan will permit the Company to continue the operation of the 1998 Plan for the benefit of new participants (be they new hires to current operations or employees of acquired companies), as well as to allow additional awards to current participants. Stockholder approval of the increase in the number of shares of Common Stock under the 1998 Plan is necessary to comply with the listing maintenance standards of Nasdaq, as well as to ensure that the additional shares may be granted as incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The major features of the 1998 Plan are summarized below, which summary is qualified in its entirety by the actual text of the 1998 Plan. The Company will furnish, without charge, a copy of the 1998 Plan to any stockholder of the Company upon request. Such request should be sent to the Secretary of the Company at Genta Incorporated, Two Connell Drive, Berkeley Heights, NJ 07922, or made by telephone at (908) 286-9800.


General

     The 1998 Plan provides for the grant of (i) incentive stock options, (ii) non-qualified stock options (incentive and nonqualified stock options are collectively referred to as "options"), (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) dividend equivalent rights and (vii) other stock-based awards. The 1998 Plan currently authorizes the issuance of up to 15,600,000 shares of Common Stock, subject to adjustment as described in the 1998 Plan. The stockholders are being asked to consider and approve an amendment which would, commencing on the date of the Annual Meeting, increase the number of shares of Common Stock available for grants under the 1998 Plan by an additional 1,400,000 shares, for a total of 17,000,000 shares. If any award is forfeited or otherwise terminates or is cancelled without delivery of the shares of Common Stock, then the shares covered by such award or to which such award relates will again become available for issuance under the 1998 Plan. No individual who receives a grant of stock options and stock appreciation rights under the 1998 Plan may be granted more than 8,000,000 shares under the 1998 Plan during any two-year period.

     The 1998 Plan was approved by the Board of Directors on May 28, 1998 and adopted by the Company's stockholders on July 14, 1998. The 1998 Plan was most recently amended and restated by the Board of Directors on September 19, 2002.


Administration

     The 1998 Plan is administered by the Compensation Committee (the "Committee"). The Committee has the authority to (i) exercise all of the powers granted to it under the 1998 Plan, (ii) construe, interpret and implement the provisions of the 1998 Plan, (iii) prescribe, amend and rescind rules and regulations relating to the 1998 Plan, (iv) correct any defect, supply any omission and reconcile any inconsistency in the 1998 Plan, (v) amend the 1998 Plan to reflect changes in applicable law, (vi) determine whether, to what extent and under what circumstances awards may be settled or exercised, and
(vi) determine whether, to what extent, and under what circumstances amounts payable with respect to awards will be deferred. The determinations of the Committee are made in its sole discretion and are final, binding, and conclusive. The Committee presently consists of Michael S. Weiss, Dr. Daniel D. Von Hoff, Douglas G. Watson and Patrick J. Zenner, each of whom is a non-employee director of the Company.


Eligibility for Participation

     Officers and other employees (including prospective employees conditioned on their becoming employees) of the Company and its subsidiaries, and consultants, advisers and other independent contractors of the Company and its subsidiaries are eligible for grants under the 1998 Plan. Non-employee directors of the Company also are no longer eligible to receive grants under the 1998 Plan. The Committee determines who will receive grants under the 1998 Plan. As of May 1, 2003, approximately 108 employees were eligible for grants under the 1998 Plan.


Types of Awards


     Stock Options

     The Committee may grant stock options intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Code or so-called "non-qualified stock options" that are not intended to so qualify ("NQSOs"). The terms of any stock option grant under the 1998 Plan are set forth in the plan agreement and determined by the Committee. Anyone eligible to participate in the 1998 Plan may receive a grant of NQSOs. Only employees of the Company and its subsidiaries may receive a grant of ISOs. The Plan provides that the total number of ISOs which may be granted under the 1998 Plan may not exceed 12,500,000 shares of Common Stock.

     The Committee determines the period during which stock options are exercisable, subject to the limitation that ISOs must be exercised no later than the tenth anniversary of the date of grant of the ISO. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company, the term may not exceed five years from the date of grant. Unless the Committee provides otherwise, an option will become exercisable in four equal installments of 25% on each of the first four anniversaries of the date of grant.

     The exercise price per share of an option will be determined by the Committee and set forth in the plan agreement. The exercise price per share for a NQSO may be less than, equal to, or greater than the fair market value of a share of Common Stock on the date of grant. The exercise price per share for ISOs must be at least equal to the fair market value of a share of Common Stock on the date of grant. However, if the grantee of an ISO is a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price per share of the ISO must be no less than 110% of the fair market value of a share of the Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs must be treated as NQSOs. It is current Committee policy that the exercise price per share must be at least equal to the fair market value of a share of Common Stock on the date of grant for all ISOs and NQSOs granted.

     The exercise price for any option is payable (i) by check, (ii) unless the plan agreement provides otherwise, by delivery of shares of Common Stock having a fair market value on the date of the exercise equal to part or all of the option exercise price, or (iii) by such other payment method permitted by the Committee. The Committee may provide in the plan agreement that an additional option will be granted to any grantee who delivers shares of Common Stock to exercise the option. The additional option will equal the number of shares delivered to exercise the option, have an exercise price equal to the fair market value of the Common Stock on the date of grant, and have an expiration date that is no later than that of the original option.


     Stock Appreciation Rights

     The Committee may grant stock appreciation rights ("SARs") to anyone eligible to participate in the 1998 Plan. SARs may be granted in connection with, or independently of, any stock option granted under the 1998 Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the

Common Stock on the date of exercise over the exercise price set forth in the plan agreement. Such payment to the grantee will be in cash, in Common Stock, or a combination of cash and Common Stock, as determined by the Committee.

     Restricted Stock

     The Committee may grant restricted shares of Common Stock to anyone eligible to participate in the 1998 Plan. The Committee may require that grantees pay consideration for the restricted shares. The Committee determines the number of shares of Common Stock subject to the restricted share award, the terms and conditions of the restricted stock award, and the applicable restriction period. After a grantee accepts a restricted share award, the grantee will have all rights of a stockholder of the Company with respect to such restricted shares, but will not be able to transfer the restricted stock until the stock is earned and the restrictions lapse.

     Restricted Stock Units

     The Committee may grant restricted stock units to anyone eligible to participate in the Plan. Restricted stock units provide grantees with the economic equivalent of actual restricted shares of stock. A restricted stock unit is an unsecured promise to transfer an unrestricted share of Common Stock at a specified future maturity date (which can be later than the vesting date at which the right to receive the shares becomes nonforfeitable) selected by the grantee.

     Dividend Equivalent Rights

     The Committee may include in any award a dividend equivalent right which entitles the recipient to receive an amount equal to the ordinary dividends that would have been paid, during the time such award is outstanding, unexercised or not vested, on the shares of Common Stock covered by such award if such shares were then outstanding.

     Other Stock Based-Awards

     The 1998 Plan permits the Committee to grant other stock based awards, such as performance shares or unrestricted stock, subject to such terms and conditions, as the Committee deems appropriate.

     Of the above types of awards available under the 1998 Plan, only stock options have been granted and are currently outstanding.


Amendment and Termination of the 1998 Plan

     The Board may amend or terminate the 1998 Plan at any time, subject to stockholder approval if required in order to comply with the Code or other applicable laws or regulations. Unless sooner terminated by the Board, no stock options may be granted under the 1998 Plan after July 13, 2008.


Change in Control

     In the event of a change in control of the Company, (i) unless the applicable plan agreement provides otherwise, outstanding stock options and SARs will become fully vested and immediately exercisable if the grantee's employment is terminated without cause within one year of the change in control, and (ii) outstanding plan agreements may be amended by the Committee to advance the date on which the outstanding award terminates. If a proposed liquidation or dissolution of the Company occurs, outstanding awards will terminate immediately prior to the consummation of the action, unless the Committee determines otherwise. If the Company merges or consolidates with or into another corporation or entity, outstanding awards will be assumed or an equivalent option or right will be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines otherwise. If the successor corporation does not assume or substitute the outstanding award, the award will terminate as of the date of the closing of the merger.


Grants Under the 1998 Plan

     As of May 1, 2003, stock options to purchase an aggregate of 12,984,794 shares of Common Stock (net of cancellations) had been granted under the 1998 Plan, of which 9,058,922 were outstanding. No shares of Common Stock remain outstanding or have been granted with respect to stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, and other stock-based awards. If the amendment to the 1998 Plan to increase the number of shares authorized to be issued under the 1998 Plan is approved, the total number of shares of Common Stock that may be issued under the 1998 Plan will be 17,000,000 shares, meaning that 4,015,206 shares will be available under the 1998 Plan.

     No grants have been made under the 1998 Plan that are subject to stockholder approval at the Annual Meeting. The following table lists stock option grants made during 2002 under the 1998 Plan.



                                                                  Number Of
                                                                  Securities
                                                                  Underlying
                                                                   Options
Name                                                               Granted
--------------------------------------------------------------   -----------
      Raymond P. Warrell, Jr., M.D. ..........................      300,000
      William P. Keane .......................................      100,000
      Loretta M. Itri, M.D. ..................................       40,000
      Bruce A. Williams ......................................       35,000
      Executive Group, other than those listed above .........           --
      Non-Executive Director Group ...........................           --
      Non-Executive Officer Employee Group ...................      799,400
                                                                  ---------
      Total grants made during 2002 ..........................    1,274,400
                                                                  =========

     The last sales price of the Company's Common Stock on May 1, 2003, was $7.58 per share.

Federal Income Tax Consequences

     The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the 1998 Plan. This discussion is intended for the information of the stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 1998 Plan.

     The grant of an ISO or NQSO will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an NQSO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date exercised. The Company generally will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

     A participant's disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option, except that the Company will be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods are satisfied.

     With respect to the grant of restricted shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares received at the time that the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such restricted shares rather than upon the lapse of the restriction on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits the shares, the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty (30) days after receipt of the shares.

     The grant of a SAR or restricted stock unit will not result in income for the participant or in a tax deduction to the Company. Upon exercise of the award, the participant will recognize ordinary income in an amount that equals the fair market value of any shares of Common Stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount. Participants will recognize ordinary income equal to any amounts paid on dividend equivalent rights at the time of such payment, and the Company will be entitled to a corresponding deduction.

     Section 162(m) of the Code generally disallows a public corporation's tax deduction for compensation paid to its chief executive officers and any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Company intends that stock options and SARs granted under the 1998 Plan by the Committee will qualify as "performance-based compensation." Other awards granted under the 1998 Plan will not qualify as "performance-based compensation."

     The plan amendment is being presented for shareholder approval to satisfy stock exchange requirements and to qualify for certain tax benefits. If the amendment is not approved, it will not be adopted.

     The Board of Directors unanimously recommends a vote FOR adoption of a proposal to approve an increase in the number of shares of Common Stock authorized for issuance under the 1998 Plan.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected the firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003, subject to ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP was the Company's independent auditors for the fiscal year ended December 31, 2002.

      Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions.

      The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

                                  OTHER MATTERS

      The Board of Directors of the Company does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                          MATTERS CONCERNING DIRECTORS

Board Meetings and Board Committees

      The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, and had an Executive Committee. The Board of Directors held five meetings during the year ended December 31, 2002. The Audit Committee held four meetings, the Compensation Committee held three meetings, and the Executive Committee held four meetings during the year ended December 31, 2002. The Nominating and Corporate Governance Committee was established on November 26, 2002 and the members were appointed on February 13, 2003. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

      The Audit Committee currently consists of Harlan J. Wakoff, Douglas G. Watson and Patrick J. Zenner. At least one member fulfills the Securities and Exchange Commission's ("SEC") criteria as the Company's audit committee financial expert and is also independent of the Company's management. Each of the members of the Audit Committee is independent within the meaning of the National Association of Securities Dealers' listing standards. Pursuant to the Audit Committee's Charter adopted by the Board of Directors, the purposes of the Audit Committee include reviewing the procedures and results of the Company's external auditing functions, providing a direct communication link to the Board of Directors from the Company's external auditing staffs and the Chief Financial Officer, helping assure the quality of the Company's financial reporting and control systems and recommending annually to the Board of Directors the firm of independent auditors to examine the Company's financial statements.

      The Compensation Committee currently consists of Michael S. Weiss, Daniel
D. Von Hoff, M.D., Douglas G. Watson and Patrick J. Zenner. The primary purpose of the Compensation Committee is to review, on an annual basis or more frequently as it deems appropriate, the performance of the executive officers of the Company, review the amount and form of compensation payable to the executive officers of the Company and report to the Board of Directors on an annual basis making recommendations regarding compensation of the executive officers. In addition, the Compensation Committee administers the Company's equity compensation plans.

      The Nominating and Corporate Governance Committee currently consists of Michael S. Weiss, Jerome E. Groopman, M.D. and Betsy McCaughey, Ph.D. The purposes of the Nominating and Corporate Governance Committee are to identify and recommend individuals qualified for nomination to serve as a director on the Company's Board of Directors and Board Committees, ensure that the performance of the Board of Directors is reviewed, develop and recommend corporate governance principles to the Board of Directors and ensure that an appropriate governing structure with respect to the Board of Directors and its committees is in place so that the Board of Directors can perform a proper review function. The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Such nominee recommendations should be sent to the Secretary of the Company at Genta Incorporated, Two Connell Drive, Berkeley Heights, NJ 07922, or made by telephone at (908) 286-9800.

      The Executive Committee consisted of Raymond P. Warrell, Jr., M.D., Harlan
J. Wakoff, Douglas G. Watson, Michael S. Weiss, and Patrick J. Zenner. The Executive Committee had been empowered to exercise all of the powers and authorities of the Board of Directors in management of the business and affairs of the Company, except that the Executive Committee did not have the power and authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Company. Due to the decrease in the number of members of the Board of Directors over the past several years, the Board approved the dissolution of the Executive Committee at its meeting of February 13, 2003.

Compensation of Directors

      Directors of the Company receive no cash retainer for their services as directors or committee members. Non-employee directors are reimbursed by the Company for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. In addition, under the Company's Amended Non-Employee Directors' 1998 Stock Option Plan, non-employee directors currently receive a grant of 24,000 stock options upon their initial election to the Board and, thereafter, each member of the Board will receive an annual grant of 20,000 stock options at the first Board of Directors meeting they attend in person each year. Employee directors are eligible for stock options under the Company's 1998 Stock Incentive Plan.

                      EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

     The Executive Officers of the Company are:

     Raymond P. Warrell, Jr., M.D., 53, President, Chief Executive Officer and a member of the Board of Directors of the Company since December 1999 and Chairman since January 2001.

     William P. Keane, 48, Vice President and Chief Financial Officer since October 2002 and Corporate Secretary since November 2002.

     Loretta M. Itri, M.D., 53, Executive Vice President, Pharmaceutical Development and Chief Medical Officer since March 2001.

     Bruce A. Williams, 48, Senior Vice President, Sales and Marketing since February 2001.

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid to the Company's Chief Executive Officer and the three other most highly paid executive officers during the year ended December 31, 2002 (the "Named Executive Officers").

                                                                                                          Long-Term
                                                                                                        Compensation
                                                                                                           Awards
                                                                                                      ----------------
                                                             Annual Compensation
                                          ---------------------------------------------------------
                                                                                                         Securities
                                                                                     Other Annual        Underlying
Name and Principal Position                Year       Salary ($)      Bonus ($)      Compensation        Options (#)
---------------------------------------   ------   ---------------   -----------   ----------------   ----------------
Raymond P. Warrell, Jr., M.D. .........    2002      $ 325,000        $200,000        $  16,289(1)         300,000(2)
 Chairman, President and                   2001        325,000         100,000           18,037            300,000
 Chief Executive Officer                   2000        325,000         100,000           18,144                 --

William P. Keane ......................    2002         47,333(3)       65,000               --            100,000(4)
 Vice President,
 Chief Financial Officer and
 Corporate Secretary

Loretta M. Itri, M.D. .................    2002        307,000         107,200            3,464(5)          40,000(6)
 Executive Vice President,                 2001        201,807          79,500           11,179            300,000
 Pharmaceutical Development
 & Chief Medical Officer

Bruce A. Williams .....................    2002        203,200          50,800               --             35,000(7)
 Senior Vice President, Sales              2001        161,125          39,000               --            150,000
 and Marketing

------------

(1) Includes $6,000 for auto allowance and $10,289 for life insurance.

(2) Represents 300,000 options approved by the Board of Directors in January 2002 for milestones achieved in the year 2001 and excludes 300,000 options approved by the Compensation Committee of the Board of Directors in January 2003 as part of 2002 annual bonus.

(3) Mr. Keane, who was hired in 2002, receives a base salary of $260,000 per annum, which was prorated during 2002.

(4) Represents options issued upon employment.

(5) Represents long-term disability insurance.

(6) Represents 40,000 options approved in January 2002 as part of 2001 annual bonus and excludes 30,000 options approved in January 2003 as part of 2002 annual bonus.

(7) Represents options approved in January 2002 as part of 2001 annual bonus and excludes 20,000 options approved in January 2003 as part of 2002 annual bonus.

Stock Options

     The following table sets forth certain information concerning grants of stock options made during 2002 to the Named Executive Officers.

Option Grants in Last Fiscal Year

                                                              Percent Of
                                                                Total
                                              Number Of        Options
                                             Securities       Granted To
                                             Underlying       Employees     Exercise                        Grant Date
                                               Options        In Fiscal       Price        Expiration        Present
Name                                           Granted           Year        ($/Sh)           Date          Value (1)
---------------------------------------   ----------------   -----------   ----------   ---------------   -------------
Raymond P. Warrell, Jr., M.D. .........        300,000(2)        23.5%      $  13.70    Jan. 25, 2012      $2,102,187
William P. Keane ......................        100,000(3)         7.9%          7.38    Oct. 28, 2012         377,473
Loretta M. Itri, M.D. .................         40,000(4)         3.1%         13.70    Jan. 25, 2012         280,292
Bruce A. Williams .....................         35,000(5)         2.8%         13.70    Jan. 25, 2012         245,255

------------

(1) These amounts represent the estimated fair value of stock options, measured at the date of grant using the Black-Scholes option-pricing model. There are four underlying assumptions in developing the grant valuations: an expected volatility of 65%, an expected term of exercise of four years, a range of risk free interest rates of 2.8% and a dividend yield of zero %. The actual value, if any, an officer may realize will depend on the amount by which the stock price exceeds the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

(2) Represents options approved by the Compensation Committee of the Board of Directors in January 2002 for milestones achieved in the year 2001 and excludes 300,000 options approved by the Compensation Committee of the Board of Directors in January 2003 as part of 2002 annual bonus.

(3) Represents options issued upon employment.

(4) Represents options approved in January 2002 as part of 2001 annual bonus and excludes 30,000 options approved in January 2003 as part of 2002 annual bonus.

(5) Represents options approved in January 2002 as part of 2001 annual bonus and excludes 20,000 options approved in January 2003 as part of 2002 annual bonus.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth certain information with respect to aggregate option exercises by the Named Executive Officers in the fiscal year ended December 31, 2002 and with respect to the unexercised options held by the Named Executive Officers as of December 31, 2002:

                                                                  Number of Securities                Value of Unexercised
                                                                 Underlying Unexercised               In-The-Money Options
                                                               Options at Fiscal Year End            at Fiscal Year End (1)
                                  Shares Acquired    Value     -----------------------------     -----------------------------
Name                               On Exercise     Realized    Exercisable     Unexercisable     Exercisable     Unexercisable
----------------                  ---------------  --------    -----------------------------     -----------------------------
Raymond P. Warrell, Jr., M.D ....       --            --        4,119,385       1,243,877        $19,930,679      $3,986,136
William P. Keane ................       --            --               --         100,000                 --          31,000
Loretta M. Itri, M.D ............       --            --           60,000         280,000            117,600         470,400
Bruce A. Williams ...............       --            --           37,500         147,500             38,775         116,325

----------
(1) Calculated on the basis of the market value of the underlying securities as of December 31, 2002 ($7.69 per share), minus the exercise price, and excludes options approved in January 2003 as part of 2002 annual bonus.

Equity Compensation Plan Information

                                                                                                    Number of securities
                                                                                                  remaining available for
                                       Number of securities to be       Weighted-average        future issuance under equity
                                        issued upon exercise of        exercise price of             compensation plans
                                          outstanding options,        outstanding options,         (excluding securities
Plan category                             warrants and rights         warrants and rights      reflected in the first column)
-------------                          --------------------------     --------------------     ------------------------------
Equity compensation plans
approved by security holders .......           9,368,336                     $5.13                       4,817,519

Equity compensation plans not
approved by security holders (1) ...

----------
(1)   None.

Employment Agreements

      Pursuant to an employment agreement dated as of October 28, 1999 between the Company and Dr. Warrell ("the 1999 Agreement"), Dr. Warrell was appointed the President and Chief Executive Officer of the Company, effective on December 1, 1999. Under the 1999 Agreement, Dr. Warrell receives a base salary of $325,000 per annum, which was pro rated during 1999. Dr. Warrell received compensation of $15,000 for services he rendered to the Company from October 28, 1999 up to his effective appointment as the President and Chief Executive Officer of the Company on December 1, 1999. In the event the Company terminates his employment without cause (as defined in the 1999 Agreement) or Dr. Warrell terminates his employment for good reason (as defined in the 1999 Agreement), Dr. Warrell becomes entitled to receive, as severance, the base salary he would have received during the twelve-month period following the date of termination. Dr. Warrell received a signing bonus of $100,000. At the end of Dr. Warrell's first year of employment, he was entitled to, and paid, an additional bonus of $100,000. In subsequent years, Dr. Warrell is entitled to an additional bonus of at least $100,000, subject to the achievement of agreed-upon milestones. Dr. Warrell is entitled to receive (i) annual stock options for the purchase of 300,000 shares of Common Stock upon the achievement of agreed-upon milestones;
(ii) stock options for the purchase of 793,877 shares of Common Stock on the earlier of the sixth anniversary of his employment or the date the market capitalization of the Company has exceeded three times the market capitalization of the Company upon commencement of his employment (this option condition has been satisfied); (iii) stock options for the purchase of 793,877 shares of Common Stock on the earlier of the sixth anniversary of his employment or the date the Company receives an FDA letter approving G3139 for any clinical indication; and (iv) stock options for the purchase of 3,175,508 shares of Common Stock, twenty-five percent of which vested upon commencement of his employment, with the remaining seventy-five percent vesting on a ratable monthly vesting schedule over the three-year term of his employment (items (i) through (iv) hereinafter collectively referred to as the "CEO Options"). Dr. Warrell is entitled to receive any and all medical insurance, dental insurance, group health, disability insurance and other benefit plans, which are made generally available by the Company to its senior executives. The initial terms of the 1999 Agreement were extended through May 15, 2003 per a unanimous written consent by the Board of Directors in April 2003.

     Pursuant to an employment agreement dated as of May 16, 2003 between the Company and Dr. Warrell (the "2003 Agreement"), Dr. Warrell continues to serve as President and Chief Executive Officer of the Company. The 2003 Agreement is effective as of December 1, 2002 and will expire on December 31, 2005. Under the 2003 Agreement, Dr. Warrell receives a base salary of $400,000 per annum with annual percentage increases equal to at least the Consumer Price Index for the calendar year preceding the year of the increase. In the event the Company terminates his employment without cause (as defined in the 2003 Agreement) or Dr. Warrell terminates his employment for good reason (as defined in the 2003 Agreement), Dr. Warrell becomes entitled to receive, as severance, the base salary he would have received during the twelve-month period following the date of termination. At the end of each calendar year, Dr. Warrell is eligible for an annual bonus ranging from 0% to 60% of annual base salary, subject to the achievement of agreed-upon goals and objectives. Dr. Warrell is entitled to receive (i) an initial option grant of 1,000,000 stock options whereby (a) 500,000 shares vest immediately in the event that the average share price exceeds $20.00 for seven consecutive trading days (b) 500,000 shares vest immediately in the event that the average share price exceeds $30.00 for seven consecutive trading days; (ii) annual stock options for the purchase of up to 225,000 shares of Common Stock, depending upon the achievement of agreed-upon goals and objectives. Dr. Warrell continues to be entitled to receive any and all medical insurance, dental insurance, group health, disability insurance and other benefit plans, which are made generally available by the Company to its senior executives.

     Pursuant to an employment agreement dated as of March 27, 2001 between the Company and Dr. Itri, Dr. Itri was appointed the Executive Vice President of Clinical Research and Development and the Chief Medical Officer of the Company. The agreement has an initial term of two years. The agreement provides for a base annual salary of $265,000, which was prorated for 2001. The agreement also provides for a guaranteed minimum bonus of 30% of her base salary, a grant of stock options vesting over a period of four years to purchase 240,000 shares of the Company's Common Stock at an exercise price equal to the NASDAQ closing price on March 28, 2001 ($5.73 per share) and a signing bonus of $50,000, which the Company elected to issue in the form of restricted common stock on April 28, 2001, on which date the stock price was $8.34 per share. Dr. Itri was also granted an option to purchase an additional 60,000 shares of the Company's Common Stock at an exercise price of $5.73, to become exercisable in full upon final regulatory approval of the GenasenseTM compound by the FDA. The terms of Dr. Itri's employment agreement have been extended through June 15, 2003.


Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee had any "interlock" relationship to report during the Company's fiscal year ended December 31, 2002.

                      REPORT OF THE COMPENSATION COMMITTEE

Overview

      The Company seeks to achieve three objectives, which serve as guidelines in making compensation decisions:

      o Providing a total compensation package which is competitive and, therefore, enables the Company to attract and retain, on a long-term basis, high-caliber executive personnel;

      o Integrating compensation programs with the Company's short-term and long-term strategic plan and business objectives; and

      o     Encouraging  achievement of business  objectives and  enhancement of
            stockholder  value  by  providing  executive   management  long-term
            incentive through equity ownership.

      In making its compensation determinations, the Compensation Committee of the Board of Directors has relied, in part, on independent surveys and analyses of management compensation of executives of companies in the biotechnology and pharmaceutical industries (including companies in the Nasdaq Pharmaceutical Stock Index used in the Company's Stock Price Performance Graph set forth in this Proxy Statement) and recommendations of management. The Compensation Committee believes it has established executive compensation levels that are competitive with companies in the biotechnology and pharmaceutical industries when taking into account relative company size, stage of development, individual responsibilities and experience, individual and overall corporate performance and geographic location.

Components of Executive Compensation

      The Company's potential therapeutic products are in various stages of research and development and no revenues have as yet been generated from therapeutic product sales. As a result, the use of traditional performance standards, such as corporate profitability, are not believed to be appropriate in the evaluation of the performance of the Company or its individual executives. The compensation of the Company's executive officers is based, in substantial part, on the achievement of individual and overall corporate objectives. Such objectives are established and modified as necessary to reflect changes in market conditions and other factors. Individual and overall corporate performance is measured by reviewing whether these corporate objectives have been achieved.

      The Company's compensation package for executive officers generally consists of annual cash compensation and long-term compensation in the form of stock options. In light of the Company's stage of development, considerable emphasis is placed on equity-based compensation in an effort to preserve cash to finance the Company's research and development efforts.

Annual Cash Compensation

      Compensation levels for the Company's executive officers are determined in part through comparisons with companies of a similar size, stage of development and level of complexity in the biotechnology and pharmaceutical industries and other companies with which the Company competes for personnel. In addition, the compensation level for each executive officer reflects an evaluation of the responsibilities required for each respective position, individual experience levels and individual performance and contributions toward achievement of the Company's business objectives. The compensation levels for the Company's executive officers are designed to be competitive within a range that the Compensation Committee determines to be reasonable in light of the aforementioned factors. The salary level of each executive officer is reviewed on an annual basis and adjustments are made as deemed necessary.

Stock Options

      The Compensation Committee believes that by providing all full-time employees, including executive officers who have responsibility for the management and growth of the Company, with an opportunity to obtain an equity interest in the Company, the best interests of stockholders and the Company's employees will be closely aligned. Accordingly, all full-time employees, including executive officers, are eligible to receive stock option grants from time to time, giving them the right to purchase shares of the Company's Common Stock at a specified price.

Compensation of Executive Officers

      In making compensation decisions for the Company's fiscal year ended December 31, 2002, the Compensation Committee considered the importance to the Company of retaining highly qualified key personnel due to the complex and technologically sophisticated nature of the Company's business. Bonus compensation was awarded to the Company's executive officers in an aggregate amount of $465,800. Dr. Warrell and Dr. Itri received bonus and salary compensation pursuant to the terms of their employment agreements as described herein under "Executive Compensation."

      This Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

                                        Michael S. Weiss, Chairman
                                        Daniel D. Von Hoff, M.D.
                                        Douglas G. Watson
                                        Patrick J. Zenner

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is currently composed of three independent directors as defined by the National Association of Securities Dealers' listing standards and operates under a written charter adopted by the Board of Directors. The Audit Committee's charter is enclosed with this proxy statement as Appendix A. The members of the Audit Committee are Harlan J. Wakoff, Douglas G. Watson and Patrick J. Zenner. Among its other responsibilities, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

      Management is responsible for the Company's internal controls and the financial reporting process. Deloitte & Touche LLP, the Company's independent auditors, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      The Corporation's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor that firm's independence.

Audit Fees

      In addition to retaining Deloitte & Touche to audit the consolidated financial statements for 2002, the Company retained Deloitte & Touche to provide other services in 2002, and expects to continue to do so in the future. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP was $316,375, of which $198,375 was for the audit of the Company's annual financial statements for the year ended December 31, 2002 and the reviews of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, June 30 and September 30, 2002 and $118,000 was for audit related fees with respect to accounting consultations, due diligence services related to potential acquisitions and internal control documentation.

Financial Information Systems Design and Implementation Fees

      There were no services rendered by Deloitte & Touche LLP during fiscal year 2002 relating to financial information systems design and implementation.

All Other Fees

      The aggregate fees billed for all other services rendered by Deloitte & Touche LLP during fiscal year 2002, other than the services referred to above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $68,405, and such other fees were primarily related to preparation of the Company's U.S. federal, U.S. state and foreign income tax returns and to tax advice given to the Company.

      After considering the provision of services encompassed within the above disclosures about fees (under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees"), the Audit Committee has determined that the provision of such services is compatible with maintaining Deloitte & Touche LLP's independence.

      Based upon the Audit Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC, and that Deloitte & Touche be appointed as the independent auditors for the Company's fiscal year ending December 31, 2003.

      During 2002 the Audit Committee devoted significant time to the impact of the Sarbanes-Oxley Act of 2002 on the Company and the Audit Committee in particular. Several key points in this regard are as follows:

      1) As noted above, the Audit Committee is responsible for appointment, compensation and oversight of the independent auditors. The independent auditors report to the Committee on all critical accounting policies and practices used by the Company, the treatment of financial information with GAAP that has been discussed with Company management, and all other material communication with management.

      2) All the Audit Committee members are independent. They do not receive consulting or other compensation from the Company other than the compensation as members of the Board of Directors, and they are not affiliated with the Company or any subsidiary. At least one member of the Audit Committee qualifies as an Audit Committee financial expert based on the guidance issued by the SEC.

      3) The Audit Committee has adopted an updated Audit Committee Charter reflecting the requirements outlined within the Sarbanes-Oxley Act of 2002. In addition to the points outlined above, the charter includes a procedure for the confidential receipt and treatment of complaints regarding accounting, internal control and auditing policies and practices.

      This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.


                                        Harlan J. Wakoff, Chairman
                                        Douglas G. Watson
                                        Patrick J.Zenner

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of May 1, 2003 certain information with respect to the beneficial ownership of Common Stock (i) by each person known to us to own beneficially five percent or more of the Company's outstanding Common Stock (the only voting class outstanding), (ii) by each director, (iii) by each of the Named Executive Officers and (iv) by all officers and directors as a group. As of May 1, 2003, each share of Series A Preferred Stock was convertible at the option of the holder into approximately 6.8334 shares of Common Stock. Except as required by law or with respect to the creation or amendment of senior classes of preferred stock or creation of different series or classes of Common Stock, and in certain other instances, the holders of Series A Preferred Stock do not have voting rights until such shares are converted into Common Stock. The conversion price and the numbers of shares of Common Stock issuable upon conversion of the Series A Preferred Stock may be adjusted in the future, based on the provisions in the Company's Certificate of Incorporation, as amended.

                                                      Number of Shares          Percent of Class
Name and Address (1)                                Beneficially Owned (2)     Beneficially Owned
--------------------                                ----------------------     ------------------
Raymond P. Warrell, Jr., M.D. .................         4,245,185(3)                  5.4%
William P. Keane ..............................                --                       *
Loretta M. Itri, M.D. .........................           136,995(6)                    *
Bruce A. Williams .............................            91,750(10)                   *
Jerome E. Groopman, M.D. ......................            20,000(4)                    *
Betsy McCaughey, Ph.D .........................            61,334(4)                    *
Daniel D. Von Hoff, M.D. ......................           121,667(4)                    *
Harlan J. Wakoff ..............................           235,000(4)                    *
Douglas G. Watson .............................            63,000(12)                   *
Michael S. Weiss ..............................           829,772(5)                  1.1%
Patrick J. Zenner .............................            48,000(4)                    *
Lindsay A. Rosenwald, M.D.
   787 Seventh Avenue
   New York, NY 10019 .........................        32,237,132(8)                 40.8%
Paramount Capital Asset
   Management, Inc.
   787 Seventh Avenue
   New York, NY 10019 .........................        28,718,015(9)                 36.3%
Garliston Limited
   c/o Aventis Pharmaceuticals Inc.
   300 Somerset Corporate Blvd.
   Bridgewater, NJ 08807 ......................         6,665,498(11)                 8.4%
All Directors and Executive Officers as a group         5,852,703(7)                  7.4%

----------
*     Less than one percent (1%).
(1) Unless otherwise indicated, the address of each named holder is c/o Genta Incorporated, Two Connell Drive, Berkeley Heights, NJ 07922.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options exercisable within 60 days of March 3, 2003 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Consists of 40,800 shares of Common Stock, 10,000 shares of Common Stock related to the Asset Purchase Agreement with Relgen LLC, a privately held corporation, of which Dr. Warrell is the majority stockholder and 4,194,385 shares of Common Stock issuable upon exercise of currently exercisable stock options. Excludes 5,995 shares of Common Stock held by Dr. Warrell's wife, Dr. Itri, issued as a hiring bonus and 1,000 shares of Common Stock held by Dr. Itri's Individual Retirement Account. Dr. Warrell disclaims beneficial ownership of such shares. In addition, pursuant to Dr. Warrell's 1999 Agreement, he has been granted options to purchase 5,663,262 shares of the Company's Common Stock.

(4) Consists of shares issuable upon exercise of currently exercisable stock options.

(5) Consists of 601,438 shares of Common Stock, and 228,334 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(6) Consists of 6,995 shares of Common Stock and 130,000 shares of Common Stock issuable upon exercise of currently exercisable stock options. Excludes 10,000 shares held by a privately held corporation, of which Dr. Itri's husband, Dr. Warrell, is the majority stockholder and 40,800 shares of Common Stock held by Dr. Warrell's Individual Retirement Account. Dr. Itri disclaims beneficial ownership of such shares.

(7) Consists of 682,233 shares of Common Stock and 5,170,470 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(8) Dr. Rosenwald may be deemed to have shared voting and investment power over the 27,004,204 shares of Common Stock and 250,800 shares of Series A Preferred Stock (which are convertible into 1,713,811 shares of Common Stock) that may be deemed to be beneficially owned by Paramount Capital Asset Management, Inc. ("Paramount"), of which Dr. Rosenwald is the sole stockholder. See Footnote 9 below. In addition, Dr. Rosenwald may be deemed to have sole voting and investment power over 3,519,117 shares of Common Stock, consisting of 3,261,896 shares of Common Stock issuable upon conversion of 25.83 Unit Purchase Options relating to warrants issued in June 1997, 68,500 shares of Common Stock issuable upon exercise of certain warrants issued in August 1999, 158,683 shares of Common Stock issuable upon exercise of certain warrants issued in December 1999 and 30,038 shares of Common Stock issuable upon exercise of certain warrants issued in December 2001.

(9)   Paramount may be deemed to have shared voting and investment power over:
      (i) 8,156,156 shares Common Stock held by the Aries Select I, LLC, (ii) 17,018,279 shares of Common Stock held by the Aries Select Limited, a Cayman Islands trust, (iii) 1,829,769 shares of Common Stock held by the Aries Select II, LLC, (iv) 76,813 shares of Series A Preferred Stock (convertible into 524,895 shares of Common Stock) held by the Aries Select I, LLC, (v) 158,081 shares of Series A Preferred Stock (convertible into 1,080,231 shares of Common Stock) held by the Aries Select Limited, (vi) 15,906 shares of Series A Preferred Stock (convertible into 108,685 shares of Common Stock) held by the Aries Select II, LLC. Paramount is the General Partner and Investment Advisor of the Aries Select Fund I and Aries Select Fund II and the Investment Advisor of the Aries Limited.

(10) Consists of 8,000 shares of Common Stock and 83,750 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(11) Aventis Pharmaceuticals, Inc. may be deemed to have shared voting and investment power over 6,665,498 shares Common Stock held by Garliston Limited.

(12) Consists of 15,000 shares of Common Stock and 48,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.

                             STOCK PERFORMANCE GRAPH

      The following graph compares the five-year cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the CRSP Total Return Index for the Nasdaq National Market (U.S. and foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for Nasdaq Biotech Index (the "Nasdaq Biotech Index") for the period from December 31, 1997 to December 31, 2002. The comparison assumes $100 was invested on December 31, 1997 in the Common Stock and each of the foregoing indices and also assumes reinvestment of dividends.

[THE FOLLOWING WAS REPRESENTED AS A PERFORMANCE GRAPH IN THE PRINTED MATERIAL]

                                        1997        1998      1999       2000        2001       2002
                                        ----        ----      ----       ----        ----       ----
GENTA INC                               100.00      164.00    824.12     1024.07     1821.56    984.38
NASDAQ STOCK MARKET (U.S. & FOREIGN)    100.00      138.48    258.17      156.02      123.05     84.67
NASDAQ BIOTECHNOLOGY                    100.00      144.28    290.92      357.76      299.83    163.92

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Company's Common Stock.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations of the representing persons that no other reports were required, except as set forth below, during the year ended December 31, 2002, the Company's officers and directors and owners of more than 10 percent of the Company's Common Stock complied with their respective filing requirements under Section 16(a) on a timely basis. Daniel D. Von Hoff, M.D. filed a Form 4 in October 2002 to report the grant of stock options by the Company to the director in September 2002. William P. Keane filed a Form 4 in November 2002 to report the grant of stock options by the Company to the executive in October 2002.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be included in the proxy statement for the Company's 2004 Annual Meeting of Stockholders must be received by the Company at the offices of the Company, Two Connell Drive, Berkeley Heights, NJ 07922, no later than December 18, 2003 in order to be included in the proxy statement and form of proxy relating to such annual meeting.

                                        By order of the Board of Directors,


                                        /s/ Raymond P. Warrell, Jr., M.D.

                                        Raymond P. Warrell, Jr., M.D.
                                        Chairman and CEO

Dated: May 27, 2003

                                                                      Appendix A

                             Audit Committee Charter
                            Adopted February 13, 2003

Purpose

      The Audit Committee is created by the Board of Directors of the Company to:

      o     assist the Board in ensuring

      o     the adequacy of financial controls;

      o     the integrity of the financial statements of the Company;

      o the qualifications, independence and performance of the Company's independent auditors;

      o     compliance by the Company with legal and regulatory requirements;
            and

      o review the audit committee report that Securities and Exchange Commission (the "SEC") rules require to be included in the Company's annual proxy statement.

Membership

      The Audit Committee shall consist of at least three members and shall be comprised solely of independent directors meeting the independence and experience requirements of the Nasdaq Stock Market, Inc. ("Nasdaq"), subject to any exceptions described in Nasdaq Rule 4350(d). At least one member of the Audit Committee must qualify under SEC rules as a "financial expert."

      The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee.

Authority and Responsibilities

      In addition to any other responsibilities, which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters.

Independent Auditors

      o The Audit Committee has the sole authority to retain and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms, and all non-audit services to be provided by the independent auditors. The Audit Committee shall pre-approve all audit services and each non-audit service to be provided by the Company's independent auditors. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

      o The Audit Committee shall review and approve the scope and staffing of the independent auditors' annual audit plan(s).

      o The Audit Committee shall evaluate the independent auditors' qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

      o obtain and review a report or reports from the Company's independent auditors, including a formal written statement consistent with Independence Standards Board Standard 1 (the "Auditors' Statement"):

      o describing the independent auditors' internal quality-control procedures;

      o describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

      o describing all relationships between the independent auditors and the Company; and o assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated; o review and evaluate the senior members of the independent auditor team(s), particularly the lead audit and reviewing partners;

      o consider whether the lead audit or reviewing partner should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

      o consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and o obtain the opinion of management and the internal auditors of the independent auditors' qualifications performance and independence.

      o The Audit Committee shall establish policies for the Company's hiring of current or former employees of the independent auditors.

      o The Audit Committee shall discuss with the independent auditors any relationships or services disclosed in Auditors' Statement that may impact the quality of audit services or the objectivity of the Company's independent auditors.

Financial Statements; Disclosure and Other Risk Management and Compliance
Matters

      o The Audit Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Audit Committee deems it appropriate:

            o the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-K;

            o the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-Q;

            o any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

            o     the critical accounting policies and practices of the Company;

            o related-party transactions and off-balance sheet transactions and structures;

            o any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and

            o regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

      o The Audit Committee shall review, in conjunction with management, the Company's policies with respect to the Company's earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information.

      o The Audit Committee or its Chairman may review any of the Company's earnings press releases as the Audit Committee or the Chairman deems appropriate.

      o The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

      o The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management's response thereto.

      o The Audit Committee shall review the Company's policies and practices with respect to risk assessment and risk management, including discussing with management the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

      o The Audit Committee shall discuss with the Company's Corporate Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies. In addition, the Audit Committee shall review any potential violations brought to its attention per the "Code of Business Conduct and Ethics."

      o     The Audit Committee shall establish procedures for:

            o the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

            o the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      o The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

      o The Audit Committee shall review the audit committee report that the SEC rules require to be included in the Company's annual proxy statement.

Reporting to the Board

      o The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditors, the performance of the internal audit function, compliance by the Company with legal and regulatory requirements and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

      o At least annually, the Audit Committee shall evaluate its own performance and report to the Board on such evaluation. Such evaluation must compare the performance of the Audit Committee with the requirement of this Charter.

      o The Audit Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board.

Procedures

      The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chairman of the Audit Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

      The Audit Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee.

      The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.

      The Audit Committee may perform any other activities consistent with this charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Limitations Inherent in the Audit Committee's Role

      It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Audit Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company's exposure to risk.

                                                     Mark Here
                                                     for Address
                                                     Change or      [  ]
                                                     Comments
                                                     PLEASE SEE REVERSE SIDE

1. ELECTION OF DIRECTORS: To elect the ominees listed below to the Board of Directors for a term of one year:

    FOR all nominees                       WITHHOLD
     listed below       [  ]               AUTHORITY             [  ]
   (except as marked                to vote for all nominees
    to the contrary)                     listed below

To withhold authority for any nominee, write the number preceding the nominee's name on the lines below. Director Nominees:

01 RAYMOND P. WARRELL, JR., M.D., 02 JEROME E. GROOPMAN, M.D., 03 BETSY MCCAUGHEY, PH.D., 04 DANIEL D. VON HOFF, M.D., 05 HARLAN J. WAKOFF, 06 DOUGLAS
G. WATSON, 07 MICHAEL S. WEISS, 08 PATRICK J. ZENNER

Withhold authority for: _________   __________   _________   __________

                        _________   __________   _________   __________

2. To approve an amendment to Genta Incorporated 1998 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder.

                   FOR             AGAINST             ABSTAIN
                   [  ]             [  ]                [  ]

3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors.

                   FOR             AGAINST             ABSTAIN
                   [  ]             [  ]                [  ]

Signature________________________ Signature________________________ Date________

Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.
--------------------------------------------------------------------------------
                    /\ Detach here from proxy voting card. /\

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/gnta

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

         If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.genta.com
--------------------------------------------------------------------------------

                               GENTA INCORPORATED
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  June 25, 2003

     The undersigned stockholder of Genta Incorporated (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated May 27, 2003, and the undersigned revokes all prior proxies and appoints Raymond P. Warrell, Jr., M.D. and William P. Keane, or either of them, as proxies for the undersigned, with full power of substitution to each, to vote all shares of Common Stock of the company which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Hotel Westminster, 550 West Mount Pleasant Avenue, Livingston, NJ, at 11:00 a.m., local time, on June 25, 2003 and at any postponement or adjournment thereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as follows:

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE DIRECTORS, (ii) FOR AMENDMENT TO GENTA INCORPORATED 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER, (iii) FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND (iv) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

     Receipt of the Notice of Annual Meeting, the Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 accompanying the same is hereby acknowledged.

     PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

            (Continued and to be dated and signed on the other side.)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    /\ Detach here from proxy voting card. /\

                  You can now access your Genta account online.

Access your Genta stockholder account online via Investor ServiceDirect (R)
(ISD).

Mellon Investor Services LLC agent for Genta Incorporated, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

          o View account status             o Make address changes
          o View certificate history        o Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

o SSN or Investor ID
o PIN
o Then click on the [Establish PIN] button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o SSN or Investor ID
o PIN
o Then click on the [Submit] button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o View Account Status
o Certificate History
o Address Change

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time